EXHIBIT 99.1

News Release
TANGER REPORTS SECOND QUARTER RESULTS
Raises Guidance
Traffic and Tenant Sales Exceed 2019

Greensboro, NC, August 3, 2021, Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a leading owner and operator of upscale open-air outlet centers, today reported financial results for the three and six months ended June 30, 2021 and operating metrics for the second quarter of 2021.

"Our efforts to engage the consumer by curating a more upscale mix of brands, creating a sense of place and crafting opportunities for more personalized, end-to-end, experiential outings are beginning to bear fruit. Traffic to our domestic open-air centers during the second quarter surpassed the same period of 2019. Consolidated portfolio trailing twelve month tenant sales were $424 per square foot, an increase of more than 7% from the comparable 2019 period,” said Stephen Yalof, President and Chief Executive Officer.

“Led by these trends, the results of our business operations exceeded our expectations and drove higher variable rents and other revenues. We are encouraged that these operating metrics have generated interest from aspirational retailers and non-traditional uses. We intend to take an intentional approach to leasing, making the right deals today that will create value for all of our stakeholders tomorrow. I have the utmost confidence in our strategy and the long-term prospects for our business,” he added.

Second Quarter Results

•Net income available to common shareholders was $0.02 per share, or $2.3 million, compared to net loss available to common shareholders of $0.25 per share, or $22.9 million, for the prior year period. The current year includes a loss on the early extinguishment of debt of $14.0 million, or $0.13 per share. The prior year period was heavily impacted by the COVID-19 pandemic and also included a $3.1 million, or $0.03 per share, non-cash charge related to the Company’s share of a non-cash impairment of an asset in its Canadian unconsolidated joint venture.
•Funds From Operations (“FFO”) available to common shareholders was $0.30 per share, or $32.4 million, compared to $0.10 per share, or $10.0 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.43 per share, or $46.3 million, compared to $0.10 per share, or $10.0 million, for the prior year period. Core FFO for the second quarter of 2021 excludes the loss on the early extinguishment of debt discussed above, which the Company does not consider indicative of its ongoing operating performance.

Year-to-Date Results

•Net income available to common shareholders was $0.06 per share, or $6.2 million, compared to net loss available to common shareholders of $0.54 per share, or $50.3 million, for the prior year period. The current year period includes the loss on the early extinguishment of debt discussed above. The prior year period was heavily impacted by the COVID-19 pandemic and also included non-cash impairment charges totaling $48.8 million, or $0.50 per share.
•FFO available to common shareholders was $0.68 per share, or $70.6 million, compared to $0.60 per share, or $58.8 million, for the prior year period.
•Core FFO available to common shareholders was $0.84 per share, or $86.9 million, compared to $0.60 per share, or $58.8 million, for the prior year period. Core FFO for the first half of 2021 excludes the loss on the early extinguishment of debt discussed above and general and administrative expense of $2.4 million, or $0.02 per share, for compensation costs related to a voluntary retirement plan and other executive severance costs, both of which the Company does not consider indicative of its ongoing operating performance.

FFO and Core FFO are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income (loss) to FFO and Core FFO, if applicable, are included in this release. Per share amounts for net income (loss), FFO and Core FFO are on a diluted basis.

Operating Metrics

The Company’s key portfolio results were as follows:

•Consolidated portfolio occupancy rate was 93.0% on June 30, 2021, compared to 91.7% on March 31, 2021 and 93.8% on June 30, 2020
•Average tenant sales productivity for the consolidated portfolio was $424 per square foot for the twelve months ended June 30, 2021, an increase of 7.3% from $395 per square foot for the twelve months ended June 30, 2019
•On a same center basis, average tenant sales increased 5.5% compared to the trailing twelve months ended June 30, 2019
•Blended average rental rates decreased 2.4% on a straight-line basis and 8.1% on a cash basis for all renewals and re-tenanted leases that commenced during the trailing twelve months ended June 30, 2021, which represents a sequential improvement of 40 basis points on both a straight-line and cash basis and does not fully reflect the positive impact of variable rents achieved through leasing activity completed early in the COVID-19 pandemic
•Same center net operating income (“Same Center NOI”) for the consolidated portfolio increased to $69.4 million for the second quarter of 2021 from $37.0 million for the second quarter of 2020 and to $134.5 million for the first half of 2021 from $107.7 million for the first half of 2020, driven by a better-than-expected rebound in variable rents and other revenues in 2021 and the impact of the COVID-19 pandemic during the second quarter of 2020
•Lease termination fees totaled $800,000 for the first half of 2021, including $127,000 for the second quarter of 2021, compared to $1.7 million for the first half of 2020, including $1.5 million for the second quarter of 2020
•Through July 30, 2021, the Company had collected 98% of 2020 deferred rents due to be repaid in the first half of 2021
Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure is included in this release.

Leasing Activity

Total commenced leases for the trailing twelve months ended June 30, 2021 that were renewed or re-leased included 310 leases, totaling nearly 1.6 million square feet.

As of June 30, 2021, Tanger had lease renewals executed or in process for 53.8% of the space in the consolidated portfolio scheduled to expire during 2021 compared to 67.5% of the space scheduled to expire during 2020 that was executed or in process as of June 30, 2020.

Tanger recaptured approximately 80,000 square feet within its consolidated portfolio during the first half of 2021 related to bankruptcies and brand-wide restructurings by retailers, including 19,000 square feet in the second quarter, compared to approximately 380,000 square feet during the first half of 2020, including 48,000 square feet during the second quarter.

Dividend

In July 2021, the Company’s Board of Directors declared a cash dividend of $0.1775 per share, payable August 13, 2021 to holders of record on July 30, 2021.

Balance Sheet and Liquidity

During the second quarter of 2021, Tanger sold 3.1 million common shares under its at-the-market (“ATM”) equity offering program at a weighted average price of $18.85 per share, generating net proceeds of $58.4 million. This included approximately 332,000 shares that were issued and $6.2 million of net proceeds that were received in July. Since the program was implemented in February 2021, the Company has sold 10.0 million shares at a weighted average price of $18.97 per share, generating net proceeds of $187.1 million and leaving a remaining authorization of $60.1 million.

On April 30, 2021, Tanger’s operating partnership, Tanger Properties Limited Partnership, completed the partial early redemption of $150.0 million aggregate principal amount of its 3.875% senior notes due December 2023 (the “Notes”) for $163.0 million in cash, which included a make-whole premium of $13.0 million. Subsequent to the redemption, $100.0 million aggregate principal amount of the Notes remains outstanding. Additionally, on June 24, 2021, Tanger paid down an additional $25.0 million of borrowings under its unsecured term loan, leaving $300.0 million outstanding.

As previously announced, on July 13, 2021, Tanger Properties Limited Partnership amended and extended its unsecured lines of credit. Key elements of the amendments include an extension of the maturity date from October 2021 to July 2025, which may be extended by one additional year by exercising two six-month extension options; borrowing capacity of $520 million with an accordion feature to increase total borrowing capacity to $1.22 billion, subject to lender approval; and the incorporation of a sustainability metric, reducing the applicable grid-based interest rate spread by one basis point annually, subject to the percentage of LEED® or ENERGY STAR® certified square footage improving by certain minimum thresholds. Subsequent to the amendment, Tanger has no significant debt maturities until December 2023.

As of June 30, 2021:

•Weighted average interest rate was 3.3% and weighted average term to maturity of outstanding consolidated debt, including extension options, was approximately 4.2 years
•Approximately 93% of the Company’s consolidated square footage was unencumbered by mortgages
•Interest coverage ratio (calculated as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) divided by interest expense) was 4.0 times for both the first half of 2021 and the trailing twelve months ended June 30, 2021
•Total outstanding floating rate debt was approximately $51 million, representing approximately 4% of total consolidated debt outstanding and 2% of total enterprise value
•Funds Available for Distribution (“FAD”) payout ratio was 48% for the first half of 2021

Adjusted EBITDA and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDA and FAD and reconciliations to the nearest comparable GAAP measures are included in this release.

Guidance for 2021

Driven by strong traffic and sales during the first half of 2021, the results of Tanger’s business operations exceeded expectations and drove higher variable rents and other revenues, resulting in an increase in the Company’s 2021 full-year guidance. Based on the Company’s internal forecasting process and its view on current market conditions, management currently believes the Company’s full year 2021 net income, FFO and Core FFO per share will be as follows:

For the year ended December 31, 2021:
	Low Range	High Range
Estimated diluted net income per share	$0.20	$0.27
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.12	1.12
Loss on sale of joint venture property, including foreign currency effect (1)	0.04	0.04
Estimated diluted FFO per share	$1.36	$1.43
Loss on early extinguishment of debt	0.14	0.14
Compensation related to voluntary retirement plan and other executive severance	0.02	0.02
Estimated diluted Core FFO per share	$1.52	$1.59
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

Tanger’s estimates reflect the following key assumptions:

•A $9 million to $10 million, or $0.08 to $0.09 per share, decrease in lease termination fees, to approximately $2 million to $3 million, from $12 million in 2020
•Additional lease adjustments and the recapture of up to 200,000 square feet related to recent tenant bankruptcy filings and restructuring announcements, including 135,000 square feet recaptured through the end of July
•No further domestic government-mandated retail shutdowns or store capacity limitations
•General and administrative expense of between $59 million and $62 million, including $2.4 million of compensation related to a voluntary retirement plan and other executive severance incurred during the first quarter. The year-over-year growth in general and administrative expense reflects the full-year impact of two senior executive positions created during 2020, as well as Tanger’s continued investments in its core strategies of reshaping operations, accelerating leasing and enhancing marketing through digital transformation
•Approximately $0.06 of net dilution related to the 10.0 million common shares issued under the Company’s ATM program, including $0.02 for the 3.1 million common shares issued during the second quarter of 2021; full-year diluted weighted average common shares of approximately 102 million for net income and 107 million for FFO and Core FFO
•Combined annual recurring capital expenditures and second generation tenant allowances of approximately $25 million to $30 million
•Does not include the impact of the sale of any outparcels, additional properties or joint venture interests, the acquisition of any properties or joint venture partner interests, or any additional financing activity

Second Quarter 2021 Conference Call

Tanger will host a conference call to discuss its second quarter 2021 results for analysts, investors and other interested parties on Wednesday, August 4, 2021, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-844-492-3729 and request to join the Tanger Factory Outlets Centers, Inc. SKT Call. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tangeroutlets.com. A telephone replay of the call will be available from August 4, 2021 at approximately 11:30 a.m. through August 18, 2021 at 11:59 p.m. by dialing 1-877-344-7529, replay access code # 10157928. An online archive of the webcast will also be available through August 18, 2021.

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE: SKT) is a leading operator of upscale open-air outlet centers that owns, or has an ownership interest in, a portfolio of 36 centers. Tanger’s operating properties are located in 20 states and in Canada, totaling approximately 13.6 million square feet, leased to over 2,500 stores operated by more than 500 different brand name companies. The Company has more than 40 years of experience in the outlet industry and is a publicly-traded REIT. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended June 30, 2021. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company’s website at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding the impact of the COVID-19 pandemic on the Company’s business, financial results and financial condition, future financial results and assumptions underlying that guidance, trends in retail traffic and tenant revenues, its leasing strategy and value proposition to retailers, occupancy and rent concessions, uses of capital, liquidity, dividend payments and cash flows.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the impact of the COVID-19 pandemic on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information    Media Contact Information

Cyndi Holt    Jim Williams    Quentin Pell
SVP, Finance and Investor Relations    EVP, CFO and Treasurer    SVP, Business Operations
336-834-6892    336-834-6800    336-834-6827
cyndi.holt@tangeroutlets.com    jim.williams@tangeroutlets.com    quentin.pell@tangeroutlets.com

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Rental revenues	$96,824	$62,273	$194,291	$170,831
Management, leasing and other services	1,359	725	2,731	2,168
Other revenues	3,090	992	4,945	2,624
Total revenues	101,273	63,990	201,967	175,623
Expenses:
Property operating	31,250	28,158	66,561	66,785
General and administrative	15,700	11,566	32,493	24,150
Impairment charges	—	—	—	45,675
Depreciation and amortization	27,732	28,646	55,882	58,063
Total expenses	74,682	68,370	154,936	194,673
Other income (expense):
Interest expense	(13,338)	(16,943)	(27,700)	(32,139)
Loss on early extinguishment of debt	(14,039)	—	(14,039)	—
Other income (expense) (1)	654	408	(2,851)	628
Total other income (expense)	(26,723)	(16,535)	(44,590)	(31,511)
Income (loss) before equity in earnings (losses) of unconsolidated joint ventures	(132)	(20,915)	2,441	(50,561)
Equity in earnings (losses) of unconsolidated joint ventures	2,728	(2,975)	4,497	(1,448)
Net income (loss)	2,596	(23,890)	6,938	(52,009)
Noncontrolling interests in Operating Partnership	(118)	1,202	(327)	2,629
Noncontrolling interests in other consolidated partnerships	—	—	—	(190)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	2,478	(22,688)	6,611	(49,570)
Allocation of earnings to participating securities	(196)	(176)	(403)	(692)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$2,282	$(22,864)	$6,208	$(50,262)

Basic earnings per common share:
Net income (loss)	$0.02	$(0.25)	$0.06	$(0.54)

Diluted earnings per common share:
Net income (loss)	$0.02	$(0.25)	$0.06	$(0.54)
(1)The six months ended June 30, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Rental property:
Land	$265,714	$265,968
Buildings, improvements and fixtures	2,522,600	2,527,404
	2,788,314	2,793,372
Accumulated depreciation	(1,102,800)	(1,054,993)
Total rental property, net	1,685,514	1,738,379
Cash and cash equivalents	107,612	84,832
Investments in unconsolidated joint ventures	88,868	94,579
Deferred lease costs and other intangibles, net	79,425	84,960
Operating lease right-of-use assets	80,942	81,499
Prepaids and other assets	88,721	105,282
Total assets	$2,131,082	$2,189,531

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$992,592	$1,140,576
Unsecured term loan, net	298,106	347,370
Mortgages payable, net	77,904	79,940
Unsecured lines of credit	—	—
Total debt	1,368,602	1,567,886
Accounts payable and accrued expenses	70,328	88,253
Operating lease liabilities	89,619	90,105
Other liabilities	79,048	84,404
Total liabilities	1,607,597	1,830,648
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 103,620,580 and 93,569,801 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1,036	936
Paid in capital	966,409	787,143
Accumulated distributions in excess of net income	(448,368)	(420,104)
Accumulated other comprehensive loss	(18,743)	(26,585)
Equity attributable to Tanger Factory Outlet Centers, Inc.	500,334	341,390
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	23,151	17,493
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	523,485	358,883
Total liabilities and equity	$2,131,082	$2,189,531

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	June 30,
	2021	2020
Gross leasable area open at end of period (in thousands):
Consolidated	11,456	12,051
Partially owned - unconsolidated	2,113	2,212
Total (1)	13,569	14,264

Outlet centers in operation at end of period:
Consolidated	30	32
Partially owned - unconsolidated	6	7
Total	36	39

Occupancy at end of period:
Consolidated	93.0%	93.8%
Partially owned - unconsolidated	95.8%	95.4%
Total	93.4%	94.6%

Total states operated in at end of period	20	20
(1)Due to rounding, numbers may not add up precisely to the totals provided.

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, gains and losses on change of control, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and other executive severance, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income (Loss) to FFO and Core FFO:

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss)	$2,596	$(23,890)	$6,938	$(52,009)
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	27,185	28,057	54,739	56,858
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,913	3,017	5,909	6,035
Impairment charges - consolidated	—	—	—	45,675
Impairment charge - unconsolidated joint ventures	—	3,091	—	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	3,704	—
FFO	32,694	10,275	71,290	59,650
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	—	(190)
Allocation of earnings to participating securities	(302)	(281)	(694)	(692)
FFO available to common shareholders (2)	$32,392	$9,994	$70,596	$58,768
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (3)	—	—	2,418	—
Loss on early extinguishment of debt (4)	14,039	—	14,039	—
Impact of above adjustments to the allocation of earnings to participating securities	(106)	—	(128)	—
Core FFO available to common shareholders (2)	$46,325	$9,994	$86,925	$58,768
FFO available to common shareholders per share - diluted (2)	$0.30	$0.10	$0.68	$0.60
Core FFO available to common shareholders per share - diluted (2)	$0.43	$0.10	$0.84	$0.60

Weighted Average Shares:
Basic weighted average common shares	100,409	92,632	97,504	92,569
Effect of notional units	818	—	685	—
Effect of outstanding options	771	—	728	—
Diluted weighted average common shares (for earnings per share computations)	101,998	92,632	98,917	92,569
Exchangeable operating partnership units	4,795	4,911	4,795	4,911
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	106,793	97,543	103,712	97,480
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)Includes compensation cost related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. The loss on extinguishment of debt includes a make-whole premium of $13.0 million.

Below is a reconciliation of FFO to FAD:

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
FFO available to common shareholders	$32,392	$9,994	$70,596	$58,768
Adjusted for:
Corporate depreciation excluded above	547	589	1,143	1,205
Amortization of finance costs	1,494	833	2,667	1,590
Amortization of net debt discount	821	119	948	237
Amortization of equity-based compensation	2,763	3,431	6,608	7,219
Straight-line rent adjustments	478	2,550	1,521	677
Market rent adjustments	238	49	25	411
Second generation tenant allowances and lease incentives	(1,516)	(5,809)	(2,294)	(11,538)
Capital improvements	(2,686)	(4,046)	(3,642)	(9,192)
Adjustments from unconsolidated joint ventures	5	(89)	(538)	(121)
FAD available to common shareholders (1)	$34,536	$7,621	$77,034	$49,256
Dividends per share	$0.1775	$0.3575	$0.3550	$0.7125
FFO payout ratio	59%	358%	52%	119%
FAD payout ratio	55%	447%	48%	140%
Diluted weighted average common shares (1)	106,793	97,543	103,712	97,480
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Below is a reconciliation of Net Income (Loss) to Portfolio NOI and Same Center NOI for the consolidated portfolio:

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss)	$2,596	$(23,890)	$6,938	$(52,009)
Adjusted to exclude:
Equity in (earnings) losses of unconsolidated joint ventures	(2,728)	2,975	(4,497)	1,448
Interest expense	13,338	16,943	27,700	32,139
Loss on early extinguishment of debt (1)	14,039	—	14,039	—
Other (income) expense	(654)	(408)	2,851	(628)
Impairment charges	—	—	—	45,675
Depreciation and amortization	27,732	28,646	55,882	58,063
Other non-property (income) expenses	307	323	(93)	461
Corporate general and administrative expenses	15,746	11,715	32,517	24,294
Non-cash adjustments (2)	728	2,621	1,571	1,119
Lease termination fees	(127)	(1,514)	(800)	(1,677)
Portfolio NOI	70,977	37,411	136,108	108,885
Non-same center NOI (3)	(1,562)	(406)	(1,645)	(1,147)
Same Center NOI	$69,415	$37,005	$134,463	$107,738
(1)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. The loss on extinguishment of debt includes a make-whole premium of $13.0 million.
(2)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(3)Excluded from Same Center NOI:

Outlet centers sold:
Terrell	August 2020
Jeffersonville	January 2021

Below are reconciliations of Net Income (Loss) to Adjusted EBITDA:

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss)	$2,596	$(23,890)	$6,938	$(52,009)
Adjusted to exclude:
Interest expense	13,338	16,943	27,700	32,139
Depreciation and amortization	27,732	28,646	55,882	58,063
Impairment charges - consolidated	—	—	—	45,675
Impairment charge - unconsolidated joint ventures	—	3,091	—	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	3,704	—
Compensation related to voluntary retirement plan and other executive severance (2)	—	—	2,418	—
Loss on early extinguishment of debt (3)	14,039	—	14,039	—
Adjusted EBITDA	$57,705	$24,790	$110,681	$86,959

	Twelve months ended
	June 30,	December 31,
	2021	2020
Net income (loss)	$20,934	$(38,013)
Adjusted to exclude:
Interest expense	58,703	63,142
Depreciation and amortization	114,962	117,143
Impairment charges - consolidated	21,551	67,226
Impairment charge - unconsolidated joint ventures	—	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Gain on sale of assets	(2,324)	(2,324)
Compensation related to voluntary retirement plan and other executive severance (2)	2,991	573
Gain on sale of outparcel - unconsolidated joint ventures	(992)	(992)
Loss on early extinguishment of debt (3)	14,039	—
Adjusted EBITDA	$233,568	$209,846
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Includes compensation cost related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(3)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. The loss on extinguishment of debt includes a make-whole premium of $13.0 million.

Below are reconciliations of Net Income (Loss) to EBITDAre and Adjusted EBITDAre:

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss)	$2,596	$(23,890)	$6,938	$(52,009)
Adjusted to exclude:
Interest expense	13,338	16,943	27,700	32,139
Depreciation and amortization	27,732	28,646	55,882	58,063
Impairment charges - consolidated	—	—	—	45,675
Impairment charge - unconsolidated joint ventures	—	3,091	—	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	3,704	—
Pro-rata share of interest expense - unconsolidated joint ventures	1,455	1,616	2,928	3,484
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	2,913	3,018	5,909	6,035
EBITDAre	$48,034	$29,424	$103,061	$96,478
Compensation related to voluntary retirement plan and other executive severance (2)	—	—	2,418	—
Loss on early extinguishment of debt (3)	14,039	—	14,039	—
Adjusted EBITDAre	$62,073	$29,424	$119,518	$96,478

	Twelve months ended
	June 30,	December 31,
	2021	2020
Net income (loss)	$20,934	$(38,013)
Adjusted to exclude:
Interest expense	58,703	63,142
Depreciation and amortization	114,962	117,143
Impairment charges - consolidated	21,551	67,226
Impairment charge - unconsolidated joint ventures	—	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Gain on sale of assets	(2,324)	(2,324)
Pro-rata share of interest expense - unconsolidated joint ventures	5,989	6,545
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	11,898	12,024
EBITDAre	$235,417	$228,834
Compensation related to voluntary retirement plan and other executive severance (2)	2,991	573
Gain on sale of outparcel - unconsolidated joint ventures	(992)	(992)
Loss on early extinguishment of debt (3)	14,039	—
Adjusted EBITDAre	$251,455	$228,415
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Includes compensation cost related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(3)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. The loss on extinguishment of debt includes a make-whole premium of $13.0 million.